Exhibit 99.2
News Release
	Contacts:	Carl A. Luna, SVP and CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar / jlascar@drg-l.com Anne Pearson/ apearson@drg-l.com DRG&L/ 713-529-6600

FOR IMMEDIATE RELEASE

Copano Energy to Present at the
2012 RBC Capital Markets MLP Conference

HOUSTON, November 12, 2012 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that R. Bruce Northcutt, its President and Chief Executive Officer, will present at the 2012 RBC Capital Markets MLP Conference, to be held November 15-16 in Dallas.

Copano Energy’s presentation will be webcast live on Thursday, November 15, at 9:00 a.m. Central (10:00 a.m. Eastern Time).  To listen to a live audio webcast and view Copano Energy’s presentation materials, visit the Company’s website at www.copano.com under “Investor Relations – Events.”  A replay will be archived on the website shortly after the presentation concludes.

Copano Energy, L.L.C. is a midstream natural gas company with operations in Texas, Oklahoma and Wyoming.  For more information, please visit http://www.copano.com.

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